Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 12, 2009 relating to (1) the 2008 and 2007 financial statements and financial statement schedules and the retrospective adjustments to the 2006 financial statements and financial statement disclosures of Northwest Pipe Company and subsidiaries (the “Company”) which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments to the 2006 financial statements for the change in the segments of the Company discussed in Note 16 and (2) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Portland, Oregon
April 16, 2009